Exhibit 10.6B

REVOLUTION MEDICINES, INC.

2014 EQUITY INCENTIVE PLAN

EARLY EXERCISE STOCK

OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Revolution Medicines, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to the participant set forth below (“Participant”), an option (the “Option”) to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement.

Participant:	«Optionee»

Grant Date:	«Date_of_Grant»

Vesting Commencement Date:	«Vesting_Commencement_Date»

Exercise Price per Share:	«Exercise_Price_per_share»

Total Exercise Price:	«Total_Exercise_Price»

Total Number of Shares Subject to Option:	«Total_Shares»

Expiration Date:	«Expiration_Date»

Type of Option:     ☐ Incentive Stock Option     ☐ Nonstatutory Stock Option

Vesting	Schedule:

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or the Option.

REVOLUTION MEDICINES, INC.:	PARTICIPANT:

By:	By:
Name:	Name: «Optionee»
Title:

Exhibit A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Revolution Medicines, Inc. (the “Company”) has granted to Participant an Option under the Company’s 2014 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice.

1. General.

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control.

1.3 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

1.4 Incentive Stock Option. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds one hundred thousand dollars ($100,000), such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Nonstatutory Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such stock is granted.

2. Period of Exercisability.

2.1 Vesting; Exercisability.

(a) Subject to Section 2.1(b) below, the Option shall become vested in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”). The installments provided for in the Vesting Schedule are cumulative.

(b) Unless otherwise determined by the Board or Committee, any portion of the Option that has not become vested on or prior to the date of Participant’s termination of Continuous Service shall not thereafter become vested.

(c) The Option may be exercised in whole or in part at any time prior to the date of Participant’s termination of Continuous Service or, with respect to the vested portion of the Option, the date when the Option or portion thereof becomes unexercisable under Section 2.2, provided that each unvested Share with respect to which the Option is exercised (a “Restricted Share”) shall be subject to the Company Repurchase Right (as defined below) for so long as the Option shall remain unvested with respect to such Share under the terms of this Agreement. The Restricted Shares shall be released from the Company Repurchase Right as set forth in Section 4.1(d). For the avoidance of doubt, all Shares with respect to which the Option is exercised shall at all times be assumed to be unvested Shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Company.

2.2 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice;

(b) The expiration of three months following the date of Participant’s termination of Continuous Service, unless such termination of Continuous Service occurs by reason of Participant’s death, Disability or Cause;

(c) The expiration of one year following the date of Participant’s termination of Continuous Service by reason of Participant’s death or Disability; or

(d) The date of Participant’s termination of Continuous Service for Cause.

3. Exercise of Option.

3.1 Person Eligible to Exercise. Except as may be otherwise provided by the Board or Committee, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2 Manner of Exercise. The Option, or any portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Company, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.2 above:

(a) An exercise notice in substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Company) (the “Exercise Notice”) in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable laws and all rules and procedures established by the Company;

(b) Subject to Section 5(c) of the Plan:

(i) Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is exercised; or

(ii) With the consent of the Company, by delivery of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii) On and after the date the Company has a class of its securities registered under Section 12 of the Exchange Act, through the (A) delivery by Participant to the Company of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that payment is then made to the Company at such time as may be required by the Company; or

(iv) With the consent of the Company, any other method of payment permitted under the terms of the Plan; or

(v) Subject to any applicable laws, any combination of the consideration allowed under the foregoing paragraphs;

(c) The receipt by the Company of full payment for any applicable withholding tax in cash or by check or in the form of consideration permitted by the Company, which, following the date the Company has a class of its securities registered under Section 12 of the Exchange Act shall include the method provided for in Section 3(b)(iii) above; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 above by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4. Restricted Shares.

4.1 Company Repurchase Right.

(a) Upon Participant’s termination of Continuous Service for any reason, the Company shall have the right and option to repurchase all of the Restricted Shares from Participant, or Participant’s transferee or legal representative, as the case may be, for a purchase price equal to the price per Share paid for such Restricted Shares (the “Company Repurchase Right”).

(b) The Company may exercise the Company Repurchase Right by delivering, personally or by registered mail, to Participant (or his or her transferee or legal representative, as the case may be), within ninety (90) days of the date of Participant’s Termination of Service, a notice in writing indicating the Company’s intention to exercise the Company Repurchase Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of any certificates for the Restricted Shares shall deliver the stock certificate or certificates evidencing the Restricted Shares, and the Company shall deliver the purchase price therefore. At its option, the Company may elect to make payment for the Restricted Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Participant stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(c) If the Company does not elect to exercise the Company Repurchase Right by giving the requisite notice within ninety (90) days following the date of Participant’s termination of Continuous Service, the Company Repurchase Right shall terminate.

(d) The Restricted Shares shall be released from the Company Repurchase Right upon vesting of the Option with respect to such Shares in accordance with the terms of this Agreement. For the avoidance of doubt, all Restricted Shares shall at all times be assumed to be unvested Shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Company. Fractional Shares shall be rounded down to the nearest whole share in determining vesting.

4.2 Escrow.

(a) Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company from time to time, to transfer the Restricted Shares as to which the Company Repurchase Right has been exercised from Participant (or his or her transferee or legal representative, as the case may be) to the Company.

(b) To insure the availability for delivery of the Restricted Shares upon repurchase by the Company pursuant to the Company Repurchase Right, Participant appoints the Secretary of the Company, or such other person designated by the Company from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Restricted Shares, if any, repurchased by the Company pursuant to the Company Repurchase Right.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of its judgment.

4.3 Transferability of Restricted Shares. Except as otherwise permitted by the Company, the Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Any transferee of the Restricted Shares shall hold such Shares subject to all of the provisions hereof and the Exercise Notice and any other documents required by the Company to be entered into with respect to the transfer of such Shares. Any transfer or attempted transfer of any of the Restricted Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

4.4 Rights as a Stockholder. Except as otherwise provided herein, upon exercise of the Option, Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Restricted Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Restricted Shares are released from the Company Repurchase Right as set forth in Section 4.1(d). Unless otherwise provided by the Company, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the shares or other property will be subject to same restrictions on transferability as the Restricted Shares with respect to which they were paid and shall automatically be forfeited to the Company for no consideration in the event the Company exercises the Company Repurchase Right for the Restricted Shares with respect to which they were paid. In no event shall a dividend or distribution be paid with respect to Restricted Shares later than the end of the calendar year in which the dividends are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (i) the date the dividends are paid to holders of Common Stock and (ii) the date the Restricted Shares with respect to which the dividends are paid vest.

4.5 Voting Agreement; Appointment of Proxy.

(a) At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken by the stockholders of the Company, Participant shall vote or act with respect to the Shares to:

(i) approve any amendment to the Company’s certificate of incorporation that is approved by the holders of at least a majority of the preferred stock of the Company, voting as a separate class; and

(ii) approve any sale of the Company (including any related merger agreement and/or amendment to the Company’s certificate of incorporation) that is approved by the holders of at least a majority of the preferred stock of the Company, voting as a separate class.

(b) Participant hereby appoints each of the Chief Executive Officer and General Counsel of the Company (each, a “Proxy”) as the agent, proxy, and attorney-in-fact for Participant (including, without limitation, full power and authority to act on Participant’s behalf) to take any action, should the Proxy elect to do so in the Proxy’s sole discretion, to: (i) vote on all matters to be voted on in accordance with this Section 4.5, (ii) and to take all other actions to be taken by or on behalf of Participant in furtherance of the provisions of this Section 4.5. Participant hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, the Proxy from and against any and all losses incurred by the Proxy or any of the Proxy’s affiliates, partners, employees, agents, investment bankers or representatives, or any affiliate of any of the foregoing, relating to the Proxy’s capacity as the Proxy, other than such claims or losses resulting from the Proxy’s gross negligence or willful misconduct.

(c) Participant hereby agrees to enter into a separate voting agreement with the Company to the extent determined necessary or appropriate by the Company and any such voting agreement shall, to the extent provided therein, supersede this Section 4.5. This Section 4.5 shall terminate and be of no further force or effect upon the earlier of the following: (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, or (ii) the consummation of a Change in Control.

4.6 Section 83(b) Election for Restricted Shares. Participant acknowledges that, with respect to the exercise of a Nonstatutory Stock Option for Restricted Shares, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to Participant, measured by the excess, if any, of the fair market value of the Shares, at the time the Company Repurchase Right lapses over the purchase price for the Shares. Participant further acknowledges that, with respect to the exercise of an Incentive Stock Option for Restricted Shares, that unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to have the risk of forfeiture disregarded currently in determining any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase for alternative minimum tax purposes, the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Right lapses, over the purchase price for the Shares may be treated as an item of adjustment for alternative minimum tax purposes in the year of vesting.

Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) of the Code and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

5. Other Provisions.

5.1 Restrictive Legends and Stop-Transfer Orders.

(a) Any share certificate or certificates evidencing the Shares purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws and, with regard to Restricted Shares, shall bear such other legends as shall be determined by the Company.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 5.2. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4 Submission to Jurisdiction; Waiver of Jury Trial. By accepting this Option, the Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the State of California, for any action arising out of or relating to the Plan and this Option (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting this Option, the Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or the Option in the courts of the State of California or the United States of America, in each case located in the State of California, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting this Option, the Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or the Option.

5.5 Governing Law; Severability. This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.6 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.7 Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.8 Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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Exhibit B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,                 , 20       the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase Shares of Revolution Medicines, Inc. (the “Company”) under and pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated «Date_of_Grant» (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:	«Date_of_Grant»

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	«Exercise_Price_per_share»

Total Exercise Price:	$

Shares to be held in name of:

Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:     ☐ Incentive Stock Option     ☐ Nonstatutory Stock Option

1. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. Participant hereby makes the following certifications and representations with respect to the number of shares of as to which the Option is exercised as set forth above (the “Shares”):

1.1 The Shares are being acquired by Participant for his or her own account upon exercise of the Option.

1.2 Participant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. Participant warrants and represents to the Company that Participant has no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

1.3 Participant further acknowledges that Participant will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., has a class of its securities registered under Section 12 of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

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2. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3. Restrictive Legends and Stop-Transfer Orders.

3.1 Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares and any book entries related to the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO REPURCHASE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH REPURCHASE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

3.2 Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.3 The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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4. Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.2 of the Option Agreement.

5. Lock Up. Participant agrees that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

6. Right of First Refusal. Participant acknowledges and agrees that the Shares are subject to a right of first refusal in favor of the Company as set forth in the Company’s bylaws and other governing documents, as each may be amended from time to time.

7. Further Instruments. Participant hereby agrees to execute such further instruments, and to take such further action as the Company determines are reasonably necessary to carry out the purposes and intent of this Agreement.

8. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

ACCEPTED BY: REVOLUTION MEDICINES, INC.	SUBMITTED BY PARTICIPANT:

By:	By:
Print Name:	Print Name: «Optionee»

Address:

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